Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2013

FOURTH QUARTER RESULTS

Long Beach, Calif., March 28, 2013 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2013 fourth quarter ended January 31, 2013.

Fiscal Fourth Quarter 2013 vs. 2012 Results:

•	Revenues were $1,099.3 million, a decrease of 4.7 percent from $1,153.6 million.

•	Net revenues (revenues minus purchased transportation costs) were $371.1 million, a decrease of 8.7 percent from $406.5 million.

•	Net loss attributable to UTi Worldwide Inc. was $142.8 million, or $1.38 per diluted share, compared to net income of $12.4 million, or $0.12 per diluted share.

•

Excluding the items described below, non-GAAP net loss attributable to UTi Worldwide Inc. was $13.4 million, or $0.13 per diluted share, compared to non-GAAP net income of $14.7 million, or $0.15 per diluted share.

•

Adjustments to GAAP net loss in the fiscal 2013 fourth quarter included after-tax goodwill and intangible asset impairment charges and severance costs totaling $95.0 million, or $0.92 per diluted share. In addition, the company increased its valuation allowance on deferred tax assets by $34.5 million, or $0.33 per diluted share.

•

Adjustments to GAAP net income in the fiscal 2012 fourth quarter were comprised of after-tax intangible asset impairment charges, severance and other costs totaling $7.9 million, or $0.08 per diluted share. The company also reduced its valuation allowance on deferred tax assets by $5.6 million, or $0.05 per diluted share.

•

All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “Results in our fiscal 2013 fourth quarter reflect ongoing weakness in the airfreight market and a challenging pricing environment in freight forwarding. In addition, the competitive dynamics in the industry remain the toughest seen in many years. In contract logistics and distribution, we experienced reduced activity at existing locations and made investments to prepare for newly won business. While we secured new business in both segments in the fourth quarter, declines in net revenue from existing accounts more than offset these wins. Clearly these results are not satisfactory. In response, we completed in January and February the previously announced actions necessary to reduce expenses, and we will continue to manage costs throughout fiscal 2014. We also have begun to take steps designed to improve our growth rates, including making changes to our sales organization.”

Kirchner continued, “Our comprehensive business process transformation is gathering pace. We accomplished a great deal in fiscal 2013, and we plan to achieve even more this year. We expect to deploy our new freight forwarding operating system in 35 additional countries in fiscal 2014, with more than 70 percent of shipments on the new system by the end of this fiscal year. We believe that progress under our transformation activities should drive annualized gross cost savings of approximately $30-35 million in fiscal 2014 (including expense reductions that were previously announced) and approximately $45-50 million in fiscal 2015. These cost savings are expected to be partially offset by increased amortization and implementation expenses related to the new systems. The macroeconomic and freight environment has pressured margins and impacted profitability to a much greater degree than could have been anticipated at our June 2011 investor day. Because of this pressure, we now expect to reach our operating margin target run-rate later in fiscal 2015 than originally expected.”

Revenues and net revenues decreased 4.7 percent and 8.7 percent, respectively, in the fiscal 2013 fourth quarter compared to the same period last year, primarily due to lower pricing and currency translation. On an organic basis, revenues decreased 3.2 percent, while net revenues declined 6.9 percent in the fiscal 2013 fourth quarter, compared to the same period last year.

Goodwill and intangible asset impairment and severance costs in the fiscal 2013 fourth quarter totaled $99.8 million on a pre-tax basis ($95.0 million after taxes, or $0.92 per diluted share). The total includes two components. First, the company performed an analysis of the value of its goodwill and other intangible assets as of January 31, 2013 based on current business conditions and determined that an impairment of these assets had occurred. The company recorded a non-cash charge for this impairment of $94.7 million ($91.5 million after taxes, or $0.89 per diluted share). Second, the company recorded severance costs of $5.1 million ($3.5 million after taxes, or $0.03 per diluted share), primarily related to transformation activities. In addition, the company increased its valuation allowance on deferred tax assets of $34.5 million, or $0.33 per diluted share, to reflect the unprofitability of certain operations. The increase in allowance was recorded in provision for income taxes.

Intangible asset impairment charges, severance and other costs totaled $10.3 million in the fiscal 2012 fourth quarter on a pre-tax basis, comprising an intangible asset impairment charge of $5.2 million, severance and exit costs of $2.0 million, and an accrual of $3.1 million relating to a legal claim that was settled in fiscal 2013. The company also reduced its valuation allowance on deferred tax assets by $5.6 million.

Operating expenses less purchased transportation costs were $478.6 million in the fourth quarter of fiscal 2013. Excluding the impact of goodwill and intangible asset impairment charges, severance and other items described above, adjusted operating expenses less purchased transportation costs were $378.9 million, compared to $374.3 million in the same period last year. On an organic basis, adjusted operating expenses less purchased transportation costs increased 3.0 percent, compared to the same period last year.

Net cash provided by operating activities totaled $98.2 million in the fourth quarter of fiscal 2013, comparable to the $96.3 million in the same period last year. Working capital improved significantly in the fourth quarter, but this was largely offset by a decline in profitability in the period.

In January 2013, UTi issued $200 million in senior unsecured guaranteed notes (the 2013 Notes), which consist of $150 million of Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022, and $50 million of Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020. As a result, the company refinanced previously outstanding notes and eliminated scheduled principal payments of $18.3 million that otherwise would have come due in fiscal 2014. The refinancing also has the effect of extending debt maturities and eliminating any principal payments for the next five years.

In addition, a portion of the proceeds from the 2013 Notes was used to prepay another series of previously outstanding notes. The company recorded additional interest of $2.1 million related to the prepayment. More information on the 2013 Notes and the refinancing can be found in the company’s Form 8-K filed with the Securities and Exchange Commission on January 31, 2013.

Kirchner concluded, “We have accomplished a great deal that is not reflected in our financial results. We launched our freight forwarding system in six countries and deployed Oracle financials in 15 countries. We have made further improvements to our operating processes, launched new products and deployed a new human resources information system globally, among other activities. The year ahead is even more important, with much work to be done. We have made positive changes to our organizational structure, including those to sales that are necessary to improve our growth. Our transformation is moving forward aggressively and expected to drive increased cost savings this year. We have built a plan that is expected to get us on a path to improved profitability in fiscal 2014. We are not anticipating help from the market, but we are executing on the things we can control – profitable growth, significant progress under our comprehensive business process transformation and cost management.”

Investor Conference Call:

UTi management will host an investor conference call today, March 28, 2013, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2013 fourth quarter. Investment professionals are invited to participate in the live call by dialing 877-941-0843 (domestic) or 480-629-9866 (international) using conference ID 4607871. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through March 31, 2013, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4607871.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude goodwill and intangible asset impairment charges and other costs. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to adjusted net income, which is adjusted to exclude goodwill and intangible asset impairment charges and other costs and valuation allowances on deferred tax assets, as described above. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about steps taken to improve growth rates and the potential impact thereof, the continuation of adverse macroeconomic and freight trends, the long-term outlook for the company and the industry, the status and timing of the company’s freight forwarding operating system, including plans to launch in 35 additional countries with more than 70 percent of shipments on the new system by the end of fiscal 2014, the company’s ability to achieve annualized gross cost savings of approximately $30-35 million in fiscal 2014 and approximately $45-50 million in fiscal 2015, the company’s expectation of achieving its long-term operating margin target run-rate later in fiscal 2015 than originally expected, a plan that is expected to improve profitability in fiscal 2014, and any other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to: volatility with respect to global trade, particularly as it relates to the global airfreight, ocean freight and contract logistics and distribution markets; global economic, political and market conditions, including those in Africa, Asia and EMENA; risks associated with the company’s business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses; changes in interest and foreign exchange rates; risks that the company might be required to record additional impairment charges to goodwill or additional increases in its valuation allowance on deferred tax assets; volatile fuel costs; transportation capacity, pricing dynamics and the ability of the company to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in foreign exchange rates; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of the ongoing publicly announced governmental investigations into the international air freight and air cargo transportation industry and other related investigations and lawsuits; risks of adverse legal judgments and other liabilities not limited by contract or covered by insurance; the financial condition of the company’s customers; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2012, any subsequently filed Quarterly Reports on Form 10-Q and as described in the company’s other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended January 31,		Fiscal years ended January 31,
	2013	2012	2013	2012
	(Unaudited)
Revenues:
Airfreight forwarding	$347,449	$389,589	$1,443,740	$1,725,537
Ocean freight forwarding	306,763	302,259	1,267,134	1,230,032
Customs brokerage	29,294	29,863	117,629	124,777
Contract logistics	176,915	195,911	785,733	824,962
Distribution	140,625	132,867	588,794	548,733
Other	98,209	103,133	404,491	460,180

Total revenues	1,099,255	1,153,622	4,607,521	4,914,221
Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	274,257	302,207	1,128,043	1,353,633
Ocean freight forwarding	257,245	247,453	1,064,081	1,020,138
Customs brokerage	1,135	1,337	5,289	5,159
Contract logistics	42,780	47,889	200,578	199,765
Distribution	93,807	89,267	397,872	372,930
Other	58,938	58,948	225,125	258,727
Staff costs	218,930	223,244	894,503	938,592
Depreciation	13,938	11,581	48,917	48,018
Amortization of intangible assets	2,886	3,663	12,262	15,761
Severance and other	5,118	5,145	18,039	15,132
Goodwill impairment	93,008	—	93,008	—
Intangible assets impairment	1,643	5,178	1,643	5,178
Other operating expenses	143,115	135,855	546,456	552,518

Total other operating expenses	1,206,800	1,131,767	4,635,816	4,785,551
Operating (loss)/income	(107,545)	21,855	(28,295)	128,670
Interest expense, net	(5,888)	(2,372)	(13,415)	(13,786)
Other income/(expense), net	69	42	(439)	(236)

Pretax (loss)/income	(113,364)	19,525	(42,149)	114,648
Provision for income taxes	27,992	6,185	51,891	35,650

Net (loss)/income	(141,356)	13,340	(94,040)	78,998
Net income attributable to non-controlling interests	1,467	959	6,466	6,465

Net (loss)/income attributable to UTi Worldwide Inc.	$(142,823)	$12,381	$(100,506)	$72,533

Basic (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(1.38)	$0.12	$(0.97)	$0.71

Diluted (loss)/earnings per common share attributable to UTi Worldwide Inc. common shareholders	$(1.38)	$0.12	$(0.97)	$0.70

Number of weighted average common shares outstanding used for per share calculations
Basic shares	103,778,688	102,796,633	103,544,171	102,586,527
Diluted shares	103,778,688	103,515,246	103,544,171	103,446,381

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of January 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$237,276	$321,761
Trade receivables, net	898,809	947,480
Deferred income taxes	19,595	20,372
Other current assets	156,385	132,545

Total current assets	1,312,065	1,422,158
Property, plant and equipment, net	242,898	216,299
Goodwill and other intangible assets, net	457,635	534,237
Investments	969	1,108
Deferred income taxes	25,802	43,272
Other non-current assets	34,688	38,575

Total assets	$2,074,057	$2,255,649

LIABILITIES & EQUITY
Bank lines of credit	$79,213	$76,240
Short-term borrowings	1,129	1,019
Current portion of long-term borrowings	5,663	21,775
Current portion of capital lease obligations	11,377	13,768
Trade payables and other accrued liabilities	786,444	859,086
Income taxes payable	8,470	12,657
Deferred income taxes	2,775	1,927

Total current liabilities	895,071	986,472
Long-term borrowings, excluding current portion	204,434	231,204
Capital lease obligations, excluding current portion	73,538	15,845
Deferred income taxes	29,654	31,845
Other non-current liabilities	47,178	38,775
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	505,237	491,073
Retained earnings	396,946	503,675
Accumulated other comprehensive loss	(92,348)	(55,983)

Total UTi Worldwide Inc. shareholders’ equity	809,835	938,765
Non-controlling interests	14,347	12,743

Total equity	824,182	951,508

Total liabilities and equity	$2,074,057	$2,255,649

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Fiscal years ended January 31,
	2013	2012
	(Unaudited)
OPERATING ACTIVITIES:
Net (loss)/income	$(94,040)	$78,998
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Share-based compensation costs	14,556	15,413
Depreciation	48,917	48,018
Amortization of intangible assets	12,262	15,761
Amortization of debt issuance costs	1,556	2,194
Goodwill and intangible assets impairment	94,651	5,178
Deferred income taxes	16,957	(15,323)
Uncertain tax positions	469	335
Excess tax benefits from share-based compensation	(19)	(462)
(Gain)/loss on disposal of property, plant and equipment	(682)	141
Provision for doubtful accounts	4,507	6,863
Other	1,771	4,777
Net changes in operating assets and liabilities	(60,131)	(43,965)

Net cash provided by operating activities	40,774	117,928
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(49,728)	(45,682)
Proceeds from disposals of property, plant and equipment	3,475	5,020
Purchases of software and other intangible assets	(36,692)	(39,003)
Net decrease/(increase) in other non-current assets	847	(5,975)
Acquisitions and related payments	(888)	—
Other	134	(29)

Net cash used in investing activities	(82,852)	(85,669)
FINANCING ACTIVITIES:
Net borrowings/(repayments) under bank lines of credit	14,491	(94,872)
Net increase/(decrease) in short-term borrowings	174	(6,353)
Proceeds from issuances of long-term borrowings	200,869	154,744
Repayments of long-term borrowings	(205,000)	(36,133)
Debt issuance costs	(1,745)	(2,153)
Repayments of capital lease obligations	(17,384)	(18,824)
Acquisitions of non-controlling interests	(1,920)	(13,196)
Distributions to non-controlling interests and other	(2,837)	(2,469)
Ordinary shares settled under share-based compensation plans	(3,130)	(2,035)
Proceeds from issuance of ordinary shares	2,502	2,091
Excess tax benefits from share-based compensation	19	462
Dividends paid	(6,223)	(6,165)

Net cash used in financing activities	(20,184)	(24,903)
Effect of foreign exchange rate changes on cash and cash equivalents	(22,223)	(12,390)

Net decrease in cash and cash equivalents	(84,485)	(5,034)
Cash and cash equivalents at beginning of period	321,761	326,795

Cash and cash equivalents at end of period	$237,276	$321,761

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$749,162	$350,093	$—	$1,099,255

Purchased transportation costs	582,087	146,075	—	728,162
Staff costs	103,630	106,601	8,699	218,930
Depreciation	4,261	8,554	1,123	13,938
Amortization of intangible assets	1,039	1,307	540	2,886
Severance and other	3,020	2,024	74	5,118
Goodwill impairment	—	93,008	—	93,008
Intangible assets impairment	—	1,643	—	1,643
Other operating expenses	52,926	83,788	6,401	143,115

Total operating expenses	746,963	443,000	16,837	1,206,800

Operating income/(loss)	$2,199	$(92,907)	$(16,837)	(107,545)

Interest expense, net				(5,888)
Other income, net				69

Pretax loss				(113,364)
Provision for income taxes				27,992

Net loss				(141,356)
Net income attributable to non-controlling interests				1,467

Net loss attributable to UTi Worldwide Inc.				$(142,823)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$792,975	$360,647	$—	$1,153,622

Purchased transportation costs	601,339	145,762	—	747,101
Staff costs	109,084	106,105	8,055	223,244
Depreciation	4,185	6,906	490	11,581
Amortization of intangible assets	1,136	1,987	540	3,663
Severance and other	549	1,490	3,106	5,145
Intangible assets impairment	—	5,178	—	5,178
Other operating expenses	49,885	81,111	4,859	135,855

Total operating expenses	766,178	348,539	17,050	1,131,767

Operating income/(loss)	$26,797	$12,108	$(17,050)	21,855

Interest expense, net				(2,372)
Other income, net				42

Pretax income				19,525
Provision for income taxes				6,185

Net income				13,340
Net income attributable to non-controlling interests				959

Net income attributable to UTi Worldwide Inc.				$12,381

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Fiscal year ended January 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$3,094,408	$1,513,113	$—	$4,607,521

Purchased transportation costs	2,384,697	636,291	—	3,020,988
Staff costs	420,140	440,459	33,904	894,503
Depreciation	16,369	29,417	3,131	48,917
Amortization of intangible assets	4,116	5,986	2,160	12,262
Severance and other	6,029	9,680	2,330	18,039
Goodwill impairment	—	93,008	—	93,008
Intangible assets impairment	—	1,643	—	1,643
Other operating expenses	190,253	336,144	20,059	546,456

Total operating expenses	3,021,604	1,552,628	61,584	4,635,816

Operating income/(loss)	$72,804	$(39,515)	$(61,584)	(28,295)

Interest expense, net				(13,415)
Other expense, net				(439)

Pretax loss				(42,149)
Provision for income taxes				51,891

Net loss				(94,040)
Net income attributable to non-controlling interests				6,466

Net loss attributable to UTi Worldwide Inc.				$(100,506)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Fiscal year ended January 31, 2012
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$3,384,335	$1,529,886	$—	$4,914,221

Purchased transportation costs	2,599,687	610,665	—	3,210,352
Staff costs	443,960	465,669	28,963	938,592
Depreciation	17,300	28,417	2,301	48,018
Amortization of intangible assets	4,398	8,943	2,420	15,761
Severance and other	5,555	5,653	3,924	15,132
Intangible assets impairment	—	5,178	—	5,178
Other operating expenses	196,885	336,431	19,202	552,518

Total operating expenses	3,267,785	1,460,956	56,810	4,785,551

Operating income/(loss)	$116,550	$68,930	$(56,810)	128,670

Interest expense, net				(13,786)
Other expense, net				(236)

Pretax income				114,648
Provision for income taxes				35,650

Net income				78,998
Net income attributable to non-controlling interests				6,465

Net income attributable to UTi Worldwide Inc.				$72,533

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other	Intangible Assets Impairment	Goodwill Impairment
EMENA	$213,870	$53,434	$53,466	$31,972	$(16,192)	$3,670	$—	$4,168
Americas	179,332	185,160	43,338	84,623	(93,162)	993	—	88,840
Asia Pacific	240,546	17,563	46,006	11,467	8,473	31	—	—
Africa	115,414	93,936	24,265	75,956	10,173	350	1,643	—
Corporate	—	—	—	—	(16,837)	74	—	—

Total	$749,162	$350,093	$167,075	$204,018	$(107,545)	$5,118	$1,643	$93,008

	Three months ended January 31, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating Income/(Loss)	Severance and Other	Intangible Assets Impairment
EMENA	$233,076	$52,802	$66,713	$37,055	$3,174	$2,039	$—
Americas	179,122	196,931	46,493	88,647	1,150	—	5,178
Asia Pacific	258,559	15,503	50,348	10,116	13,411	—	—
Africa	122,218	95,411	28,082	79,067	21,170	—	—
Corporate	—	—	—	—	(17,050)	3,106	—

Total	$792,975	$360,647	$191,636	$214,885	$21,855	$5,145	$5,178

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Fiscal year ended January 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other	Intangible Assets Impairment	Goodwill Impairment
EMENA	$909,436	$231,937	$229,951	$135,467	$(15,625)	$6,882	$—	$4,168
Americas	750,324	800,522	184,608	359,102	(66,458)	3,000	—	88,840
Asia Pacific	970,084	71,999	189,092	47,185	39,831	5,344	—	—
Africa	464,564	408,655	106,060	335,068	75,541	483	1,643	—
Corporate	—	—	—	—	(61,584)	2,330	—	—

Total	$3,094,408	$1,513,113	$709,711	$876,822	$(28,295)	$18,039	$1,643	$93,008

	Fiscal year ended January 31, 2012
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating Income/(Loss)	Severance and Other	Intangible Assets Impairment
EMENA	$1,041,126	$222,558	$268,205	$152,107	$4,770	$9,255	$—
Americas	753,999	844,244	191,405	395,428	31,327	1,558	5,178
Asia Pacific	1,083,718	61,509	212,943	39,446	66,176	248	—
Africa	505,492	401,575	112,095	332,240	83,207	147	—
Corporate	—	—	—	—	(56,810)	3,924	—

Total	$3,384,335	$1,529,886	$784,648	$919,221	$128,670	$15,132	$5,178

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended January 31, 2013	Three months ended January 31, 2012
GAAP Revenues	$1,099,255	$1,153,622
Less: Purchased transportation costs	(728,162)	(747,101)

Net revenues	$371,093	$406,521

GAAP Operating expenses	$1,206,800	$1,131,767
Less: Purchased transportation costs	(728,162)	(747,101)

Operating expenses less purchased transportation costs	478,638	384,666
Less: Adjustment for severance and other(1)(2)	(5,118)	(5,145)
Less: Adjustment for goodwill impairment(3)	(93,008)	—
Less: Adjustment for intangible assets impairment(4)(5)	(1,643)	(5,178)

Non-GAAP Operating expenses	$378,869	$374,343

GAAP Operating (loss)/income	$(107,545)	$21,855
Add: Adjustment for severance and other(1)(2)	5,118	5,145
Add: Adjustment for goodwill impairment(3)	93,008	—
Add: Adjustment for intangible assets impairment(4)(5)	1,643	5,178

Non-GAAP Operating (loss)/income	$(7,776)	$32,178

Percent of Net revenues	-2.1%	7.9%
GAAP Pretax (loss)/income	$(113,364)	$19,525
Add: Adjustment for severance and other(1)(2)	5,118	5,145
Add: Adjustment for goodwill impairment(3)	93,008	—
Add: Adjustment for intangible assets impairment(4)(5)	1,643	5,178

Non-GAAP Pretax (loss)/income	$(13,595)	$29,848

GAAP Provision for income taxes	$27,992	$6,185
Add: Adjustment for severance and other(6)	1,587	646
Add: Adjustment for goodwill impairment(6)	2,717	—
Add: Adjustment for intangible assets impairment(6)	460	1,791
(Less)/Add: Adjustment for deferred tax asset valuation allowances (6)	(34,458)	5,582

Non-GAAP Provision for income taxes	$(1,702)	$14,204

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(142,823)	$12,381
Adjustment for:
Severance and other(1)(2)	5,118	5,145
Goodwill impairment(3)	93,008	—
Intangible assets impairment(4)(5)	1,643	5,178
Income tax effect severance and other(6)	(1,587)	(646)
Income tax effect goodwill impairment(6)	(2,717)	—
Income tax effect intangible asset impairment(6)	(460)	(1,791)
Adjustment for deferred tax asset valuation allowances(6)	34,458	(5,582)

Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(13,360)	$14,685

GAAP Diluted (loss)/earnings per common share	$(1.38)	$0.12
Adjustment for:
Severance and other(1)(2)	0.05	0.05
Goodwill impairment(3)	0.90	—
Intangible assets impairment(4)(5)	0.02	0.05
Income tax effect severance and other(6)	(0.02)	(0.01)
Income tax effect goodwill impairment(6)	(0.03)	—
Income tax effect intangible asset impairment(6)	—	(0.01)
Adjustment for deferred tax asset valuation allowances(6)	0.33	(0.05)

Non-GAAP Diluted (loss)/earnings per common share	$(0.13)	$0.15

(1)	During the three months ended January 31, 2013, the company recorded a pre-tax severance of $5,118 primarily related to transformation activities.
(2)	During the three months ended January 31, 2012, the company recorded a pre-tax severance of $1,572 and facility exit costs of $467 primarily related to transformation activities. The company recorded a charge of $3,106 representing an estimated settlement value for all years under review relating to a dispute with the South African Revenue Service with respect to the company’s use of “owner drivers” for the collection and delivery of cargo in South Africa.
(3)	During the three months ended January 31, 2013, the company recorded a pre-tax goodwill impairment charge of $93,008, as a result of continued economic weakness in certain of the regions in which we operate.
(4)	During the three months ended January 31, 2013, the company recorded a pre-tax intangible asset impairment charge of $1,643, related to the recoverability of value assigned to certain client relationships within one of the company’s pharmaceutical distribution business in South Africa.
(5)	During the three months ended January 31, 2012, the company recorded a pre-tax intangible asset impairment totaling $5,178, relating substantially to all of the unamortized valuation of the customer list from an acquisition in 2004. The intangible asset became impaired because of the non-renewal of one contract beginning July 2012, where the company was not prepared to lower its returns to retain the business.
(6)	The provision for income tax adjustment related to the severance and other costs and intangible asset impairments and were calculated based on the prevailing tax rate in each jurisdiction. In addition, the adjustment for deferred tax asset valuation allowances includes changes in deferred tax assets associated with amalgamations of certain of the company’s subsidiaries.

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Fiscal year ended January 31, 2013	Fiscal year ended January 31, 2012
GAAP Revenues	$4,607,521	$4,914,221
Less: Purchased transportation costs	(3,020,988)	(3,210,352)

Net revenues	$1,586,533	$1,703,869

GAAP Operating expenses	$4,635,816	$4,785,551
Less: Purchased transportation costs	(3,020,988)	(3,210,352)

Operating expenses less purchased transportation costs	1,614,828	1,575,199
Less: Adjustment for severance and other(7)(8)	(18,039)	(15,132)
Less: Adjustment for goodwill impairment(9)	(93,008)	—
Less: Adjustment for intangible assets impairment(10)(11)	(1,643)	(5,178)

Non-GAAP Operating expenses	$1,502,138	$1,554,889

GAAP Operating (loss)/income	$(28,295)	$128,670
Add: Adjustment for severance and other(7)(8)	18,039	15,132
Add: Adjustment for goodwill impairment(9)	93,008	—
Add: Adjustment for intangible assets impairment(10)(11)	1,643	5,178

Non-GAAP Operating income	$84,395	$148,980

Percent of Net revenues	5.3%	8.7%
GAAP Pretax (loss)/income	$(42,149)	$114,648
Add: Adjustment for severance and other(7)(8)	18,039	15,132
Add: Adjustment for goodwill impairment(9)	93,008	—
Add: Adjustment for intangible assets impairment(10)(11)	1,643	5,178

Non-GAAP Pretax income	$70,541	$134,958

GAAP Provision for income taxes	$51,891	$35,650
Add: Adjustment for severance and other(12)	5,538	3,740
Add: Adjustment for goodwill impairment(12)	2,717	—
Add: Adjustment for intangible assets impairment(12)	460	1,791
(Less)/Add: Adjustment for deferred tax asset valuation allowances(12)	(37,068)	—

Non-GAAP Provision for income taxes	$23,538	$41,181

GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(100,506)	$72,533
Adjustment for:
Severance and other(7)(8)	18,039	15,132
Goodwill impairment(9)	93,008	—
Intangible assets impairment(10)(11)	1,643	5,178
Income tax effect severance and other(12)	(5,538)	(3,740)
Income tax effect goodwill impairment(12)	(2,717)	—
Income tax effect intangible asset impairment(12)	(460)	(1,791)
Adjustment for deferred tax asset valuation allowances(12)	37,068	—

Non-GAAP Net income attributable to UTi Worldwide Inc.	$40,537	$87,312

GAAP Diluted (loss)/earnings per common share	$(0.97)	$0.70
Adjustment for:
Severance and other(7)(8)(13)	0.17	0.15
Goodwill impairment(9)(13)	0.89	—
Intangible assets impairment(10)(11)(13)	0.02	0.05
Income tax effect severance and other(12)(13)	(0.05)	(0.04)
Income tax effect goodwill impairment(12)(13)	(0.03)	—
Income tax effect intangible asset impairment(12)(13)	—	(0.02)
Adjustment for deferred tax asset valuation allowances(12)(13)	0.36	—

Non-GAAP Diluted earnings per common share	$0.39	$0.84

(7)	During the fiscal year ended January 31, 2013, the company recorded a pre-tax severance of $12,826 primarily related to transformation activities and accrued pre-tax expenses of $5,213 relating to a legal judgment.
(8)	During the fiscal year ended January 31, 2012, the company recorded a pre-tax severance of $9,645 and facility exit costs of $2,381 primarily related to transformation activities. The company recorded a charge of $3,106 representing an estimated settlement value for all years under review relating to a dispute with the South African Revenue Service with respect to the company’s use of “owner drivers” for the collection and delivery of cargo in South Africa.
(9)	During the fiscal year ended January 31, 2013, the company recorded a pre-tax goodwill impairment charge of $93,008, as a result of continued economic weakness in certain of the regions in which we operate.
(10)	During the fiscal year ended January 31, 2013, the company recorded a pre-tax intangible asset impairment charge of $1,643, related to the recoverability of value assigned to certain client relationships within one of the company’s pharmaceutical distribution business in South Africa.
(11)	During the fiscal year ended January 31, 2012, the company recorded a pre-tax intangible asset impairment totaling $5,178, relating substantially to all of the unamortized valuation of the customer list from an acquisition in 2004. The intangible asset became impaired because of the non-renewal of one contract beginning July 2012, where the company was not prepared to lower its returns to retain the business.
(12)	The provision for income tax adjustment related to the severance and other costs and intangible asset impairments and were calculated based on the prevailing tax rate in each jurisdiction. In addition, the adjustment for deferred tax asset valuation allowances includes changes in deferred tax assets associated with amalgamations of certain of the company’s subsidiaries.
(13)	Diluted per share amounts for the year ended January 31, 2013 are based upon diluted shares of 104,053,833.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three months and fiscal year ended January 31, 2013. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

	Three months ended January 31, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items(14)(16)(17)	Adjusted Organic Growth
Revenues	(5)%	2%	(3)%	—%	(3)%
Net revenues	(9)%	2%	(7)%	—%	(7)%
Operating expenses less purchased transportation costs	24%	2%	26%	(23)%	3%

	Fiscal year ended January 31, 2013
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items(15)(16)(17)	Adjusted Organic Growth
Revenues	(6)%	4%	(2)%	—%	(2)%
Net revenues	(7)%	5%	(2)%	—%	(2)%
Operating expenses less purchased transportation costs	3%	5%	8%	(6)%	2%

(14)	During the three months ended January 31, 2013, the company recorded a pre-tax severance of $5,118 primarily related to transformation activities.
(15)	During the fiscal year ended January 31, 2013, the company recorded a pre-tax severance of $12,826 primarily related to transformation activities and accrued pre-tax expenses of $5,213 relating to a legal judgment.
(16)	During the three months and fiscal year ended January 31, 2013, the company recorded pre-tax goodwill impairment charge of $93,008, as a result of continued economic weakness in certain of the regions in which we operate.
(17)	During the three months and fiscal year ended January 31, 2013, the company recorded a pre-tax intangible asset impairment charge of $1,643, related to the recoverability of value assigned to certain client relationships within one of the company’s pharmaceutical distribution business in South Africa.